Exhibit 10.1

Date: November 22, 2021

To: Ms. Rachel Vaknin

Dear Rachel,

Whereas, Microbot Medical Ltd. (the “Company”) wishes to employ you according to the provisions of this letter agreement (this “Agreement”), and you desire to be so employed by the Company.

Now, therefore, you and the Company hereby agree to the following terms and conditions:

1.	Position and Scope of Position and Working Hours

1.1	You shall be employed by the Company in the position, scope of position and days and hours of work as set forth in Annex A attached hereto and incorporated herein (“Annex A”), and your responsibilities, duties and tasks of such employment shall be determined and assigned to you, from time to time, by the supervisor set forth in Annex A (the “Supervisor”) or by any person that may be appointed by the Supervisor.

1.2	You shall perform your duties hereunder at the Company’s facilities in Yokneam Illit, Israel; however, it is hereby agreed that you may work from time to time remotely from your home residence or any other place approved by the Supervisor, as shall be determined by the Company according to its needs and its sole discretion. In addition, you acknowledge and agree that the performance of your duties hereunder may require domestic or international travel.

2.	Term and Termination

2.1	The term of your employment shall commence on the date set forth in Annex A (the “Effective Date”) and shall continue for an unlimited term unless terminated either by you or by the Company, at any time and for any reason, by providing prior written notice as set forth in Annex A, except for in the event of a Termination for Cause.

2.2	In the event of any termination which is not a Termination for Cause, the Company shall be entitled to terminate your employment immediately or at any time during the prior notice period referenced above, provided however, that in such an event the Company shall pay you your applicable prior notice redemption.

In the event that you shall voluntarily resign, without providing the Company the full prior notice as set forth in Annex A, you shall be required to pay the Company the value of the prior notice not provided by you, and said value shall be deemed a debt of you towards the Company. Notwithstanding the aforesaid, the Company shall be entitled to deduct and set-off any amounts due to it in this respect from any amounts payable or due to you by the Company and you irrevocably instruct the Company to make such deductions and set-offs and confirm that your consent is in accordance with the provisions of the Wage Protection Law-1958.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

2.3	Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to terminate your employment immediately, without prior notice or the redemption thereof, in the event that you commit any of the following: embezzlement; theft; any other criminal offence involving moral turpitude; breach of a fiduciary duty or duty or loyalty; a willful failure to perform your responsibilities or duties, a material breach of this Agreement, including without limitation a breach of any of your undertakings as set forth in Annex B attached hereto and incorporated herein (“Annex B”) and/or your representation in Section 4.9 below; and/or any other act or omission which under applicable law enable(s) entire and/or partial denial of severance payments or prior notice or redemption thereof (“Termination for Cause”).

2.4	You undertake that in the event you cease to work for the Company, for any reason whatsoever, you immediately upon such termination will transfer any and all assets and/or other property of the Company that may be in your possession, including without limitation all Company cars, telephones, computers, employee identification cards, keys, equipment, property, information and documents held and/or prepared by you in the framework of your employment with the Company to whomever the Company shall determine, in an organized, timely and appropriate manner. You further undertake that upon such termination, you will cease to present yourself as a Company employee in any and all media platforms, including internet websites, social networks, and/or social applications.

2.5	It is hereby clarified that if any asset and/or other property of the Company is placed at your disposal, you have limited rights with respect to the use of such an item during and for purposes of your employment with Company only, and you shall not have the right to any lien, security interest or encumbrance with respect thereto and you hereby waive all such rights.

3.	Compensation and Benefits

3.1	Salary

(a)	You shall be entitled to a base salary in a gross monthly amount as set forth in Annex A (the “Base Salary”) and a monthly gross global compensation for the performance of overtime hours in the amount as set forth in Annex A (the “Global Compensation”) – which together shall be referred to herein as the “Salary”.

(b)	The Salary shall be paid to you by the 9th (ninth) day of the month following the month for which it is due.

(c)	It is hereby clarified that if you elect to have a leased car, then a total amount of NIS 3,000 shall be reduced from your Salary (as further detailed in Annex A), and the amount following said reduction (the “Adjusted Salary”) will be deemed your updated Salary, for all intents and purposes (including for the calculation of any rights hereunder or for any purpose whatsoever, including without limitation, pension insurance and severance pay, education fund, sick days and vacation days) and all relevant aspect in this Agreement shall be recalculated as per the Adjusted Salary accordingly.

3.2	Vacation, Recreation Pay, Sick Leave and Reserve Duty

(a)	You shall be entitled to such a number of paid vacation days annually as set forth in Annex A. Procedures of the utilization and redemption of vacation days shall be as prescribed by applicable law and in coordination with the Supervisor with reasonable consideration to the needs of the Company. Notwithstanding anything to the contrary in this Agreement, you shall make all efforts to use your entire allotment of annual vacation days by the end of any calendar year, however, if you are unable to do so, you shall be entitled to accumulate the unused balance of such vacation days up to a maximum amount set forth in Annex A (“Maximum Quota”). For the avoidance of doubt, any unused vacation days in excess of the Maximum Quota shall be canceled and are not redeemable in any manner.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

(b)	You shall be entitled to “dmei havra’a” (“Recreation Pay”) and sick days as set forth in Annex A.

(c)	You shall be entitled to payment during reserve duty in accordance with the provisions of applicable laws.

3.3	Pension and Severance Pay

(a)	The Company shall pay, and shall deduct from the Salary, on a monthly basis, as premiums for a manager’s insurance policy and/or pension fund and/or a combination of the two (the “Policy”), chosen by you, amounts equal to the percentages of the Salary set forth in Annex A.

The sums contributed by you shall be deducted from your Salary at source, and you hereby irrevocably instruct and authorize the Company to make such deductions and transfers to the Policy.

(b)	Notwithstanding the above, you are entitled to instruct the Company in writing to distribute the payments and contributions described above among different and various policies and saving plans, at your discretion, so long as the Company’s total costs and liabilities in connection with said payments and contributions (and the funds and rights associated with and/or accrued therewith) will not exceed the amounts referenced herein; all subject to any applicable law and/or instructions and/or guidelines of the Ministry of Finance and/or all the by-laws and regulations of any fund and/or the provisions of the Extension Order regarding the enlargement of pension contributions, all as shall be in effect from time to time.

(c)	It is hereby expressly agreed that the Company’s contribution for severance pay of eight and one-thirds percent (8.33%) together with any linkage, interest or other profit derivative thereof shall be instead of your severance compensation, should you be entitled thereto, such that upon release of the Policy to you, no additional calculations shall be conducted regarding the matter of severance pay and no additional payments shall be made by the Company to you.

You and the Company hereby adopt the provisions of the “General Order and Confirmation Regarding Payments of Employers to Pension Funds and Insurance Funds instead of Severance Pay” pursuant to Section 14 of the Severance Pay Law-1963, attached hereto as Annex A-1, or any amended provisions of said General Order as shall be in effect from time to time.

(d)	The Company waives all rights to have its payment to the Policy refunded, unless your right to severance payment has been negated, in a decision of a competent court, pursuant to Section 16 or 17 of the Severance Pay Law - 1963, and to the extent so negated, or in the event in which you shall have withdrawn funds from the Policy other than for an ‘entitling event’ (i.e. death, invalidity, or retirement at the age of 60 or older).

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

(e)	You shall bear any and all taxes which may apply with respect to any contribution which exceeds the recognized tax ceilings.

3.4	Study Fund

(a)	The Company shall contribute, and shall deduct from your Salary, on a monthly basis, towards a “keren hishtalmut” (“Study Fund”), chosen by you, amounts equal to the percentages of the Salary set forth in Annex A. The sums contributed by you shall be deducted from your Salary at source, and you hereby irrevocably instruct and authorize the Company to make such deductions and transfer to the Study Fund. It is hereby clarified and agreed that you shall bear any and all taxes which may apply with respect to any contributions which exceed the recognized tax ceiling.

(b)	Upon the termination of your employment with the Company for any reason whatsoever, the Company shall release to you all the amounts accumulated in the Study Fund.

3.5	Commuting Expenses Reimbursement or Car

During the term of your employment, you shall be entitled to reimbursement of commuting expenses for commuting to work and from work, or to a leased car, subject to your discretion, in accordance with the terms set forth in Annex A.

3.6	Annual Bonus

(a)	You may be eligible to receive an annual bonus in the aggregate amount of up to twenty percent (20%) of the annual salary, contingent upon meeting certain targets, as shall be determined from time to time by the Company, at its sole discretion (the “Bonus”). It is hereby clarified that the Company shall have the sole discretion regarding the decision whether you have achieved the goals which were set to you.

(b)	The Bonus, to the extent due, shall be paid to you in a lump sum together with the Salary at the beginning of the following calendar year, as shall be determined by the Company, subject to you being employed by the Company at its date of payment.

(c)	It is hereby agreed, that the Bonus shall not be deemed an integral part of your Salary for any purpose whatsoever, including for the purposes of calculating your social benefits, such as severance pay, contributions to manager’s insurance/pension fund, vacation, etc.

3.7	Options

(a)	Subject to and contingent upon the future recommendation of the Compensation Committee of Microbot Medical Inc. (the “Parent Company”) and the approval Board of Directors of the Parent Company (together shall be referred to as the “Parent’s Board”), the Parent Company may grant you such number of options to purchase shares of Common Stock of the Parent Company (the “Options”). The number of Options, exercise price and vesting schedule shall be determined by the Parent’s Board at its sole discretion. All other terms of the Options, including, without limitation, with respect to the expiration of the Options upon the termination of employment shall be subject to the provisions of the Company’s 2020 Omnibus Performance Award Plan (the “Plan”).

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

(b)	It is clarified that the Options shall only be granted to you subject to and following: (i) the specific resolution and approval of the Parent’s Board with respect to such grant; (ii) the execution by you of all documentation required for this purpose; and (iii) all other terms and conditions regarding the Options, as determined in the Plan.

(c)	It is further clarified that you shall be solely responsible for and shall bear all tax and/or other mandatory payments and/or consequences arising from the grant and/or exercise of the Options and/or the transfer or sale of the shares of Common Stock issued pursuant to the exercise thereof.

3.7	Meals

(a)	The Company shall participate in the cost of meals in the amount of up to NIS 40 per working day, in accordance with the Company policy, as in effect from time to time.

(b)	It is hereby clarified that you shall bear any and all taxes applicable to you resulting from the value of the meals participation according to the tax regulations.

4.	Obligations and Undertakings

You undertake as follows:

4.1	You have the ability and the skills to carry out the duties of your position and perform the services as set forth in this Agreement, and you will devote your entire working time, attention, energies, talents, skills, knowledge and experience to the performance of your duties and responsibilities hereunder.

4.2	During the term of your employment, you will not, without the prior written consent of the Company, directly or indirectly, engage in any other professional or business activity or occupation, whether paid or unpaid; and you shall not receive, directly or indirectly, any compensation or benefit of any kind in connection with your work for the Company from any source except as set forth in this Agreement; and you shall notify the Company immediately in writing regarding any matter in which you have a personal interest and which may potentially create a conflict of interest between you and your work for the Company.

4.3	You shall maintain confidentiality, assign intellectual property rights and you shall refrain from competing with and/or soliciting from the Company, including without limitation according to the undertakings attached hereto as Annex B. Without derogating from the generality of the foregoing, you are aware that the terms of this Agreement are personal and specific to you and that the maintenance of their confidentiality is of utmost importance to the Company, and you undertake to maintain the confidentiality of the terms of your employment hereunder, and not disclose them to any other individual or entity. You understand that your agreement to these undertakings, and specifically to the provisions of Annex B, are a material inducement for the Company to enter into this Agreement.

4.4	The execution and delivery of this Agreement and the performance of the terms hereof: (a) shall not constitute a default under or breach of any agreement or other understanding to which you are a party or by which you are bound, including without limitation any confidentiality or non-competition agreement; (b) is not prohibited under any law, regulation or court order; and (c) does not require the consent of any other individual or entity.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

4.5	You consent, of your own free will and although not required to do so under law, that the information in this Agreement and any information concerning you gathered by the Company, will be held and managed by the Company or on its behalf, including without limitation on databases according to law, and that the Company shall be entitled to transfer such information to third parties, in Israel or abroad. The Company undertakes that the information will be used and transferred for legitimate business purposes only, while undertaking reasonable commercial efforts to maintain your right to privacy.

4.6	You agree that the Company and any related entity may, for any business purpose (including security and protecting their legitimate interests), monitor your use of their Communications Systems and copy, transfer and disclose all electronic communications and content transmitted by or stored in such Communications Systems, regardless of the location or time of such use in accordance with the Company’s policy as shall be in effect from time to time. For the purposes of this Section, “Communications Systems” means Company’s computer, laptop, computer system, internet server, electronic database, hardware, software and e-mail account, whether under your direct control or otherwise. You may use the Company’s systems for business purposes solely, and shall not make any personal use in them (unless you clearly define and mark your personal information stored in the Communications Systems as “Personal”), all subject to Company’s policy as in effect from time to time. For personal use, you may use external e-mail services (i.e. Gmail, Yahoo mail etc.). Upon the Company’s request, you shall transfer to the Company your log-on passwords and details to the Company’s e-mail, computer and other accounts.

4.7	You hereby agree that the Company has a legitimate business need to place visible cameras at Company’s offices for security, discipline and protection of the Company’s Confidential Information (as such term is defined in Annex B); all subject to Company’s policies in this respect as shall be in effect from time to time.

4.8	You shall comply with all laws and regulations governing your employment and the Company’s policies, procedures and objectives as shall be in effect from time to time, including without limitation regarding the prevention of sexual harassment, and you shall cooperate with the Company in maintaining an authentic record of the number of working hours performed by you.

4.9	You hereby represent that the information you provided the Company with about yourself, your education, experience and/or skills and qualifications, during your recruiting procedure, including without limitation in your resume, was true, complete and accurate. You hereby declare and agree that breach of this Section 4.9 shall, inter alia, be deemed a fundamental breach of this Agreement.

4.10	You are aware and confirm that without your agreement to the undertakings of this Section 4, the Company would not enter this Agreement with you.

5.	Miscellaneous

5.1	The preamble to this Agreement, and the annexes hereto, constitute integral parts of this Agreement.

5.2	The addresses of you or the Company for the purposes of this Agreement will be as set forth below, or as either you or the Company may advise the other in writing, and any notice which is sent via registered mail by you or the Company to the other party at such address, will be deemed received by the addressee 72 hours after it was sent for delivery at a post office in Israel. If notices shall be delivered by hand, they will be deemed received at the time at which they were delivered; and if by e-mail – 24 hours after it was sent.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

5.3	Any modification of or addition to this Agreement shall be valid only if in writing and signed by both you and the Company.

5.4	This Agreement is personal and special and exclusively delineates the entire relationship between the Company and yourself, and contains all compensation and/or benefits and/or other conditions of any kind to which you are entitled from the Company, as an employee thereof, and supersedes all prior agreements, understandings, negotiations, promises, consents, undertakings, representations, warranties, oral or written, exchanged or signed between the Company and yourself with respect to the subject matter hereof. No general and/or special collective agreements apply to your employment hereunder. For the removal of any doubt and without derogating from the above, in the event that with respect to any of the matters addressed herein, provisions of law, collective agreements and/or extension orders shall, notwithstanding the above, apply to you, the provisions of this Agreement shall be deemed as coming in their stead, or at least, as being on account of said applicable provisions.

5.5	All taxes applicable to any and all compensation to be paid to you or benefits granted to you under this Agreement, including taxes which may apply with respect to any contributions which exceed the recognized tax ceilings - shall be borne exclusively by you. The Company shall deduct and withhold income tax, health insurance and national insurance from your gross income, and any other deductions or withholdings that may be required from time to time, pursuant to applicable law.

5.6	This Agreement is in lieu of the “Notice of Terms of Employment” pursuant to the Notice To the Employee and Job Candidate Law (Employment Conditions and Candidate Screening and Selection)-2002.

5.7	This Agreement shall be interpreted and construed in accordance with the laws of the State of Israel. All disputes arising from this Agreement shall be exclusively commenced in the competent courts of the State of Israel.

We look forward to working with you.

Sincerely,

________________________

Microbot Medical Ltd.

By:	/s/ Naama Moav
Position:	HR Director

Company’s Registration no. 514519412

Company’s Address: 6 Hayozma St, Yokneam Illit.

To indicate your understanding and acceptance of the provisions, terms and obligations set forth in this Agreement including without limitation the annexes hereto, please affix your name, ID number, address and signature in the space provided below and in the attached annexes.

Signature:	/s/ Rachel Vaknin

Name:	Rachel Vaknin
ID:
Address:
Date:	22/11/2021

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

ANNEX A

to the Agreement between Rachel Vaknin and Microbot Medical Ltd. (the “Company”), dated

November___, 2021

1.	Personal Details	Full Name: Rachel Vaknin I.D. Number: _______________ Address: ___________________ Telephone Number (cell): +972-____________
2.	Position in the Company	VP Finance
3.	Supervisor	Company’s CEO
4.	Scope of Position	Full time position.
5.	Days and Hours of Work

The regular working week shall be 42 hours; the regular working days shall be Sunday–Thursday, of which 4 days shall consist of 8.6 net hours per day (not including a lunch break on your account), and one day, as shall be determined by the Company, shall consist of 7.6 net hours (not including a lunch break on your account).

Saturday shall be your rest day.

6.	Base Salary (gross)	NIS 32,000 per month.
7.	Global Compensation (gross)

In addition to the regular working days and hours, you may be required to be available to work at unusual and flexible extra hours and on irregular days.

Therefore, you shall be paid on a monthly basis, in addition to your Base Salary, a Global Compensation in the amount of NIS 8,000 per month for a monthly average of 35 overtime hours, which has been determined according to a reasonable estimation of the overtime hours that you will be required to work.

You are not authorized to, and shall not, work more than the quota of overtime hours mentioned above in any month without the prior written consent of the Company.

The Global Compensation reflects your full compensation for the performance of work during overtime hours.

Furthermore, although the Global Compensation is and shall be a real and true supplement above and beyond your Base Salary and the Company does not have a legal obligation to do so, the Company shall – ex gratia – take into account the Global Compensation for the purpose of calculating your social benefits and rights according to this Agreement, and the Global Compensation shall be paid to you also in the case of your absence from work due to vacation, sickness, or reserve duty.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

8.	Salary (gross)

NIS 40,000 per month.

In the event you shall request to receive a leased car, as of the date in which it shall be placed at your disposal, your Salary shall be reduced to the Adjusted Salary, in the amount of NIS 37,000 (gross) per month (i.e. Base Salary- NIS 29,600 and Global Compensation- NIS 7,400).

It is clarified and agreed that your Salary was calculated to include a special consideration, which equals 10% of the Salary, for your non-competition undertakings as detailed in Annex B.

9.	Vacation

During the first year of your employment - 22 business days per annum.

During the second year of your employment – 23 business days per annum.

As of the third year of your employment – 24 business days per annum.

It is hereby clarified that the above shall not constitute an undertaking to a minimal term of employment.

The Company shall be entitled to set uniform dates for its employees’ vacation, with respect to all or any part of the vacation days, as it shall deem fit, including during the intermediate holidays.

Maximum Quota - equals to 24 vacation days.

10.	Commuting Expenses Reimbursement or Leased Car

You shall be entitled to reimbursement of commuting expenses in the amount of NIS 1,000 per month.

Notwithstanding, you may be entitled to opt to receive, in lieu of the commuting expenses reimbursement, a leased car of a model according to the Company’s standards, for your business and personal use (the “Car”). All expenses incurred in connection with the use of the Car, including insurance, maintenance and repairs, shall be borne and paid by the Company, excluding fines and tickets.

You shall bear the tax usage value incurred in connection with the Car, as shall be in effect from time to time.

You will drive the Car carefully and properly qua an owner who cares for his/her property and according to the Company’s applicable policy as in effect from time to time.

You confirm that excluding the right to use the Car, you shall not have any interest, lien, encumbrance or retention or other right in the Car and you undertake to return the Car in good condition immediately to the Company upon the termination of your employment.

For the avoidance of doubt, it is hereby clarified that the Car shall be provided in lieu of any payment in respect of commuting expenses.

11.	Recreation Pay	In accordance with the applicable law.
12.	Sick Days

In accordance with the applicable law, subject to the submission of medical certificates, no later than three (3) days from your absence.

Payment of 1.5 sick days for each month of full-time work (meaning 18 days per year); however, not accumulate more than 90 days over time.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

13.	Pension and Severance Pay	Company’s Contribution to Severance	Company’s Contribution to Pension and Life Insurance*	Your Contribution to Pension and Life Insurance
		8.33%	6.5%	6%

* In the event that you shall elect to be insured in a managers insurance policy or a provident fund which is not a pension fund - the Company's contributions towards pension and life insurance shall include payment for disability insurance in an amount which will ensure 75% of the Salary, provided however, that in any event the contributions of the Company towards life insurance and pension shall be equal to at least 5% of the Salary, and the total cost of the Company for disability insurance and pension and life insurance shall not exceed 7.5% of the Salary.

	Name of the Policy	_____________
	Starting Date	_____________

14.	Study Fund	Company’s Contribution	Your Contribution
		7.5%	2.5%
	Name of the Policy	____________

Starting Date

15.	Effective Date	December __, 2021

16.	Prior Notice Period	60 days.

/s/ Naama Moav	/s/ Rachel Vaknin
Microbot Medical Ltd.	Rachel Vaknin

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

ANNEX A-1

אישור כללי בדבר תשלומי מעבידים לקרן פנסיה ולקופת ביטוח במקום פיצויי פיטורים[1] לפי חוק פיצויי פיטורים, התשכ”ג - 1963

בתוקף סמכותי לפי סעיף 14 לחוק פיצויי פיטורים, התשכ”ג - 1963[2] (להלן - החוק), אני מאשר כי תשלומים ששילם מעביד החל ביום פרסומו של אישור זה, בעד עובדו לפנסיה מקיפה בקופת גמל לקיצבה שאינה קופת ביטוח כמשמעותה בתקנות מס הכנסה (כללים לאישור ולניהול קופות גמל), התשכ”ד - 1964[3] (להלן - קרן פנסיה), או לביטוח מנהלים הכולל אפשרות לקיצבה או שילוב של תשלומים לתכנית קצבה ולתכנית שאינה לקצבה בקופת ביטוח כאמור (להלן - קופת ביטוח), לרבות תשלומים ששילם תוך שילוב של תשלומים לקרן פנסיה ולקופת ביטוח, בין אם יש בקופת הביטוח תכנית לקצבה ובין אם לאו (להלן - תשלומי המעביד), יבואו במקום פיצויי הפיטורים המגיעים לעובד האמור בגין השכר שממנו שולמו התשלומים האמורים ולתקופה ששולמו (להלן - השכר המופטר), ובלבד שנתקיימו כל אלה:

1.	תשלומי המעביד -

(א)	לקרן פנסיה אינם פחותים מ- 1/3 14 מן השכר המופטר או 12% מן השכר המופטר אם משלם המעביד בעד עובדו בנוסף לכך כך תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר. לא שילם המעביד בנוסף ל12%- גם % 1/3 2 כאמור, יבואו תשלומיו במקום 72% מפיצויי הפיטורים של העובד, בלבד;

(ב)	לקופת ביטוח אינם פחותים מאחד מאלה:
(1)	% 1/3 13 מן השכר המופטר, אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להבטחת הכנסה חודשית במקרה אבדן כושר עבודה, בתכנית שאישר הממונה על שוק ההון ביטוח וחסכון במשרד האוצר, בשיעור הדרוש להבטחת 75% מן השכר המופטר לפחות או בשיעור של % ½ 2 מן השכר המופטר, לפי הנמוך מבינהם (להלן - תשלום לביטוח אבדן כושר עבודה);

(2)	11% מן השכר המופטר, אם שילם המעביד בנוסף גם תשלום לביטוח אבדן כושר עבודה, ובמקרה זה יבואו תשלומי המעביד במקום 72% מפיצויי הפיטורים של העובד, בלבד; שילם המעביד בנוסף לאלה גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר, יבואו תשלומי המעביד במקום 100% פיצויי הפיטורים של העובד.

2.	לא יאוחר משלושה חודשים מתחילת ביצוע תשלומי המעביד נערך הסכם בכתב בין המעביד לבין העובד ובו:

(א)	הסכמת העובד להסדר לפי אישור זה בנוסח המפרט את תשלומי המעביד ואת קרן הפנסיה וקופת הביטוח, לפי הענין; בהסכם האמור ייכלל גם נוסחו של אישור זה;

(ב) [4] ויתור המעביד מראש על כל זכות שיכולה להיות לו להחזר כספים מתוך תשלומיו, אלא אם כן נשללה זכות העובד לפיצויי פיטורים בפסק דין מכח סעיפים 16 או 17 לחוק ובמידה שנשללה או שהעובד משך כספים מקרן הפנסיה או מקופת הביטוח שלא בשל אירוע מזכה; לענין זה, “אירוע מזכה” - מות, נכות או פרישה בגיל ששים או יותר;

(ג)	אין באישור זה כדי לגרוע מזכותו של עובד לפיצויי פיטורים לפי החוק, הסכם קיבוצי, צו הרחבה או חוזה עבודה, בגין שכר שמעבר לשכר המופטר.

אליהו ישי

שר העבודה והרווחה

/s/	/s/
העובד	החברה

[1] י"פ 4659 (30.6.98), עמ' 4394; תיקונים: י"פ 4803, התש"ס (19.9.99), עמ' 5; י"פ 4970, התשס"א (12.3.01), עמ' 1949

[2] ס"ח התשכ"ג, עמ' 136

[3] ק"ת התשכ"ד, עמ' 1302

[4] תיקון: י"פ 4803, התש"ס (23.8.99)

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

ANNEX B

to the Agreement between Rachel Vaknin and Microbot Medical Ltd. (the “Company”), dated

November___, 2021

CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION, INTELLECTUAL PROPERTY ASSIGNMENT

This Annex B is entered into by the Company and I, Rachel Vaknin, the undersigned, as part of my employment agreement with the Company to which this Annex B is attached (the “Agreement”). Any capitalized term not defined in this Annex B shall have the meaning ascribed to such term in the Agreement.

In addition to my undertaking under Section 4.3 of the Agreement, I hereby acknowledge, confirm and undertake to the Company as follows:

1.	Confidentiality

1.1	I acknowledge that in the framework and/or as a result of my employment with the Company I may (or may have) receive(d), learn(ed), be(en) expos(ed) to, obtain(ed), or have (or had) access to non-public proprietary and other confidential information relating to the Company, its business and activities, including without limitation any commercial, financial, business, professional, technical, technological information, including information regarding the Company’s (actual or planned) products, services, inventions, discoveries, studies, techniques, research and developments, processes, specifications, data, know-how, improvements, trade secrets, computer programs, software (in source and object code), databases and any intellectual property, information regarding marketing, operations, plans, activities, policies and procedures, employees, customers, suppliers, business partners, etc., including information of third parties (with respect to which the Company may have a duty of confidentiality), all whether or not marked confidential and whether disclosed in written, oral or other format (collectively, the “Confidential Information”), which is highly confidential and of great value to the Company and which may constitute professional and/or commercial secrets. For the sake of clarity, Confidential Information shall be deemed to include all notes, summaries, analyses, studies or other documents prepared by me or any other person which contain, or are based upon, in whole or in part, any Confidential Information.

1.2	I confirm and agree that, all right, title and interest in and to all Confidential Information is and shall remain the sole and exclusive property of the Company or the third party providing such Confidential Information to the Company, as the case may be.

1.3	During my period of employment with the Company and thereafter (without any fixed limitation of time), I undertake to maintain all Confidential Information in strict confidence at all times and not to, directly or indirectly, whether in writing, orally or otherwise, communicate, publish, reveal, describe, divulge or otherwise disclose or make available any of the Confidential Information or allow its exposure or disclosure, in whole or in part, to any individual or entity, and not to use any of the Confidential Information for any purpose other than for the performance of my duties and obligations on behalf of the Company under the Agreement.

Notwithstanding the foregoing, the Confidential Information shall not include information that I prove using documented evidence to be (a) generally available to the public not as a result of any fault of mine or any person acting on my behalf; or (b) furnished to me prior to my association with the Company, without any obligation of confidentiality and/or use restrictions by a third party without breaching a confidential obligation.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

1.4	In the event that I will be required to disclose pursuant to an order of a court of competent jurisdiction or by applicable law or regulation any Confidential Information, I undertake that: (i) such disclosure will be made only to the extent and solely to the recipient legally required; and (ii) the Company will be provided by me with sufficient prior written notice of such legal requirement so as to have the opportunity to oppose the disclosure or obtain a protective order.

1.5	I have not and will not improperly or wrongfully use(d) or disclose(d) any non-public proprietary information, documentation, trade secrets or other confidential information of any former employer or any previously approved concurrent employer or other person and I will not bring onto the premises of the Company or otherwise use on behalf of or to the benefit of the Company any such information belonging to any such employer, person or third party unless consented to in writing by such employer, person or third party.

1.6	Upon the earlier of the Company’s request or upon the termination of this Agreement, I shall return to the Company any and all documents and other tangible materials containing Confidential Information and shall erase or destroy any computer or data files containing such Confidential Information, such that no copies or samples of Confidential Information shall remain with me. I agree that the Company has the right to inspect my property to reasonably ensure that no such materials remain in my possession.

2.	Intellectual Property Rights

2.1	Without derogating from the Company’s rights under any law and/or agreement, I confirm and agree that any and all discoveries, ideas, developments, inventions research , formulae, improvements, works of authorship, mask works, trade secrets, modifications, concepts, techniques, specifications, computer software or programs (in source and in object code), data bases, products (actual or planned), methods, technologies, know-how, designs, trademark data, processes and proprietary information, “Service Inventions” under Section 132 of the Patent Law-1967, whether or not patentable, copyrightable or otherwise protectable, (collectively, “Inventions”), which were or shall be made, invented, developed, discovered, conceived, or created by me, in whole or in part, independently or jointly with others: (i) prior to my employment with the Company for the benefit of and/or on behalf of the Company; and/or (ii) as a result of and/or during the period of my employment with the Company; and/or (iii) with the use of any equipment, supplies, facilities, property or proprietary information belonging to the Company, or any intellectual property rights therein, related thereto or associated therewith such as (but not limited to) copyrights and copyrights applications, patents and patent applications (collectively, “IP Rights”), (such Inventions and IP Rights, shall be referred to herein as “Company IP”) are and shall be the sole and exclusive property of the Company, and I shall have no rights, claims or interest whatsoever in or with respect thereto, and for the removal of doubt, I hereby irrevocably and unconditionally assign (and agree to assign in the future upon the vesting of any such rights in me) to the Company any and all rights title and interest, in and to any and all Company IP.

2.2	Without derogating from the generality of the foregoing, I hereby irrevocably confirm that, the Salary to which I am entitled under the Agreement includes and incorporates full and appropriate compensation for any and all right I may have to any Company IP which are assigned to the Company, and I shall not be entitled to any additional compensation whatsoever with respect to any Company IP or for fulfilling my duties hereunder, and I hereby irrevocably waive any claim and/or demand to any right, moral rights, compensation or reward, including any right for any royalties or other compensation in Inventions based on Section 134 of Israeli Patent Law-1967.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

2.3	I further agree and undertake that if and to the extent any additional action is required from me in order to perfect, enforce, or defend said Company IP, and effectuate or confirm the Company’s title and interest therein, including to effect the formal transfer thereof to the Company, I shall take all necessary measures and fully cooperate, during and after the term of my employment, and perform any such action promptly upon the Company’s request. Additionally, I undertake to promptly disclose to the Company and transfer thereto any and all information and details with respect to the Company IP, to keep accurate records relating to the conception and reduction to practice of all Company IP (which records shall be the sole and exclusive property of the Company and shall be surrendered to the possession of the Company, immediately upon their creation), and to provide the Company with all information, documentation, and assistance, including the preparation or execution, as applicable, of documents, declarations, assignments, drawings and other data. It is hereby agreed that in case I will be required to assist the Company as described above after the termination of my employment with the Company, for any reason, the Company shall reimburse me for any reasonable expenses, including reasonable loss of time expenses, in connection therewith.

2.4	If the Company (or any of its assigns) is unable because of my mental or physical incapacity or for any other reason to secure my signature to or to apply for or to pursue any application for any domestic or foreign patents or copyright registrations covering any of the Company IP, or to further any of the purposes as described above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers, agents and assigns as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the above purposes, including without limitation the prosecution and issuance of letters patent or copyright registrations thereon, with the same legal force and effect as if executed by me.

3.	Non Competition and Non-Solicitation

3.1	I undertake that, without the express prior written consent of the Company (such consent to be given or withheld in the sole discretion of the Company) as long as I am employed by the Company and for a period of twelve (12) months thereafter: (a) I shall not, directly or indirectly, be involved in any activity which is competitive with the Company or any of its businesses, including without limitation in the field of medical device (b) I shall not, directly or indirectly, engage in any activity with or for the benefit of any individual or entity, which at the time of the termination of my employment with the Company, or during the period of twelve (12) months prior thereto, was in contact of the Company, including without limitation any of the Company’s customers, suppliers, consultants, advisors, service providers, employees, and the like, or any active prospect of any of the foregoing persons (each, a “Third Party”) with respect to business activity of the kind and/or in the field that the Company engages in or discussed engaging in with such Third Party and/or take any action which could interfere with the relationship of the Company with such Third Party; and (c) I shall not, directly or indirectly, employ, offer to employ or otherwise solicit for employment or engagement any person who is or was, during the 12 (twelve) month period prior to the termination of my employment with the Company, an employee or consultant, supplier or contractor of the Company.

For the purpose of this Section 3 of this Annex B, “directly or indirectly” includes engaging in business as an owner, an independent contractor, shareholder, director, partner, manager, agent, employee or advisor. However, such a reference does not include the holding of shares of a publicly traded company which constitute no more than 5% of the issued share capital of such traded company.

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

3.2	I confirm that the compensation in the Agreement, with respect to which negotiations were conducted, includes and incorporates special non-compete compensation as set forth in Annex A, which constitutes full and appropriate compensation for my undertaking not to compete in Section 3.1 of this Annex B above.

4.	General

4.1	For the purpose of this Annex B, the term “Company” shall include any parent, subsidiary and/or affiliated entities of the Company.

4.2	My undertakings stipulated in this Annex B shall survive the termination of the Agreement.

4.3	In the event of termination of my employment with the Company, I hereby grant my consent to the Company to (a) notify my new employer about my rights and obligations hereunder, and (b) give the Company permission to send my new employer a copy of this Annex B.

4.4	The provisions of this Annex B are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that the Company may have relating to the subject matter addressed herein.

4.5	In the event that any of my undertakings in this Annex B are adjudicated to be invalid or unenforceable, such provision will be enforced to the maximum extent allowed by law given the intent of the Company and myself as expressed in this Annex B. The unenforceability of any term (or part thereof) shall not affect the enforceability of any other part of these undertakings made by me hereunder.

4.6	I am aware that the breach or threatened breach of this Annex B or any part thereof may cause the Company and/ or its customers, severe and irreversible damage, to which monetary damages would not constitute sufficient remedy. Without derogating from any other remedies to which the Company may be entitled, including without limitation, pursuant to the Israeli Commercial Wrongs Law-1999, I agree that the Company will be entitled to injunctive relief to enforce my undertakings (or any breach thereof) under this Annex B.

4.7	I represent that my performance of the terms of this Annex B and my duties as an employee of the Company do not and will not breach any agreement I have with, or any other obligation I owe to, any former employer or other party.

I have read all that which is stated above and I hereby undertake to comply with all that which is written, and in witness whereof, I hereby affix my signature to this Annex B, on this ___ day of the month of November 2021.

Employee Name: Rachel Vaknin

Signature: /s/ Rachel Vaknin_________

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com